UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1809 Walnut Street, Philadelphia PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 564-2313

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, Urban Outfitters, Inc. entered into an Acquisition and Development Agreement with the Philadelphia Authority for Industrial Development. The Company has agreed to purchase, for nominal consideration, certain properties, and to lease certain other properties located in the Philadelphia Navy Yard. The Company intends to relocate its corporate headquarters to this new location after it completes the necessary renovation and development. The Company believes the new headquarters, when completed, will accommodate its anticipated growth.

Under the terms of the Agreement, the Company has also been granted options to purchase and rights of first offer with respect to additional properties located in the Philadelphia Navy Yard. The renovation and development of the properties will be at the Company’s sole expense, although the Company will be reimbursed for a portion of its fit-out costs and will be provided certain enumerated services and amenities. The agreement provides for a due diligence period, during which the Company will conduct an investigation of the properties, including without limitation, environmental and structural testing, as well as the availability of certain tax incentives. The closing of the transaction described in the Agreement is subject to the satisfaction of customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: November 19, 2004	By:	/s/ John E. Kyees
John E. Kyees
Chief Financial Officer